UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2007

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The voting results of the annual meeting of shareholders of Supertel Hospitality, Inc., held on May 24, 2007, and adjourned to and completed on June 8, 2007, are set forth below. For the annual meeting there were 19,917,157 shares outstanding and eligible to vote of which 19,336,029 shares were present at the meeting in person or by proxy.

The eight nominees were elected to serve as directors of the company for an annual term by the following vote:

	For	Withheld
Paul J. Schulte	17,611,378	1,741,559
Steve H. Borgmann	17,665,517	1,687,420
Jeffrey M. Zwerdling	17,658,591	1,694,346
George R. Whittemore	17,655,260	1,697,677
Loren Steele	17,662,517	1,690,420
Joseph Caggiano	17,642,765	1,710,172
Allen L. Dayton	17,616,761	1,736,176
Patrick J. Jung	17,657,491	1,695,446

The shareholders approved an amendment to the articles of incorporation of the company to increase the authorized shares of common stock from 25 million to 100 million and increase the authorized shares of preferred stock from 10 million to 40 million by the following vote:

FOR	11,127,834
AGAINST	3,359,396
ABSTAIN	206,639

The shareholders ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm for 2007 by the following vote:

FOR	17,820,942
AGAINST	77,964
ABSTAIN	1,454,030

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Supertel Hospitality, Inc.

Date: June 12, 2007	By: /s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer, Treasurer and Secretary